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                                                                    Exhibit 23.2

           [LETTERHEAD OF BUTLER & ASSOCIATES, P.S.C. APPEARS HERE]



                         INDEPENDENT AUDITOR'S CONSENT
                         -----------------------------


        We consent to the incorporation by reference in the Annual Report on Form 10-KSB under the Securities Exchange Act of 1934 of Frankfort First Bancorp, Inc. for the year ended June 30, 1997 of our report, dated July 20, 1995, as such report relates to the financial statements of Frankfort First Bancorp, Inc. for the year ended June 30, 1995.



                                                     Butler & Associates, P.S.C.




September 22, 1997